Exhibit 99.1

ASX Announcement

15 January 2025

Investor Call details

Coronado Global Resources Inc. (ASX: CRN) will hold an Investor Call on Thursday 23 January 2025, commencing at 9.00am (AEST), 10am (AEDST) | Wednesday 22 January 2025 at 6.00pm (EST) to discuss the Q4 2024 Quarterly Report. The call will be hosted by Mr. Douglas Thompson, Managing Director and Chief Executive Officer.

Please click on the link below to proceed to the registration page. From here you are required to fill in your details to pre-register for the conference call.

Coronado Global Resources Inc. Q4 2024 Investor Call

Pre-registering for this conference gives you immediate access on the day with no need to wait for an operator.

This announcement was authorised for release in accordance with the Disclosure Policy of Coronado Global Resources Inc.

For further information please contact:

Investors Chantelle Essa Vice President Investor Relations P: +61 477 949 261 E: cessa@coronadoglobal.com	Media Helen McCombie Sodali &Co P: +61 411 756 248 E: helen.mccombie@sodali.com